                                                David Bending

                                                4790 Caughlin Parkway, Suite #171

                                                Reno, Nevada 89519

September 5, 2008

Claridge Ventures, Inc.

Suite 2106-24 Hemlock Crescent SW

Calgary, Alberta ,

Canada T3C 2Z1

Re: Consent

I David Bending do hereby give my consent to use excerpts from the report titled

“Report on the Pyramid Prospect” dated July 22, 2008 and to use my name as an expert under the heading “Interests of Named Experts and Council” and throughout and in the registration statement of Claridge Ventures, Inc.

Yours truly,

/s/David Bending

David Bending